EXHIBIT 10.37

AMENDED AND RESTATED
PROMISSORY NOTE

$457,939	October 29, 2001

     WHEREAS, Timothy J. Lorello (referred to herein as “Borrower”), having a residence and mailing address of 1524 Sappington Drive, Gambrills, MD 21054, executed and delivered a certain Employee Loan Promissory Note dated August 27, 1999 (the “First Note”) in the original principal amount of One Hundred Twenty-five Thousand Dollars ($125,000.00) and a certain Pledge Agreement dated August 27, 1999 (the “First Pledge Agreement”) (collectively, the First Note and the First Pledge Agreement, the “August Loan Documents”) for the benefit of TeleCommunication Systems, Inc., a corporation organized and validly existing under the laws of the State of Maryland (the “Lender”), having a mailing address of 275 West Street, Annapolis, Maryland 21401; and

     WHEREAS, the outstanding and unpaid principal plus accrued interest balance on the First Note as of the date hereof is One Hundred Forty Thousand Two Hundred Thirty-three Dollars ($140,233); and

     WHEREAS, the Borrower executed and delivered a certain Employee Loan Promissory Note dated July 10, 2001 (the “Second Note”) in the original principal amount of Thirty-three Thousand Five Hundred Twenty-three Dollars ($33,523.00) and a certain Pledge Agreement dated July 10, 2001 (the “Second Pledge Agreement”) (collectively, the Second Note and the Second Pledge Agreement, the “July 10 Loan Documents”) for the benefit of the Lender; and

     WHEREAS, the outstanding and unpaid principal plus accrued interest balance on the Second Note as of the date hereof is Thirty-four Thousand One Hundred Ten Dollars ($34,110.00); and

WHEREAS, the Borrower executed and delivered a certain Employee Loan Promissory Note dated July 11, 2001 (the “Third Note”) in the original principal amount of Fifty-two Thousand Six Hundred Ninety-two Dollars ($52,692.00) and a certain Pledge Agreement dated July 11, 2001 (the “Third Pledge Agreement”) (collectively, the Third Note and the Third Pledge Agreement, the “July 11 Loan Documents”) for the benefit of the Lender; and

     WHEREAS, the outstanding and unpaid principal plus accrued interest balance on the Third Note as of the date hereof is Fifty-three Thousand Six Hundred Fourteen Dollars ($53,614.00); and

     WHEREAS, the Borrower borrowed from the Lender on July 16, 2001 (the “Fourth Advance”) the original principal amount of Two Hundred Twenty-six Thousand Twenty-seven Dollars ($226,027.00) and orally agreed to terms to repay the Fourth Advance, and on July 16, 2001 orally agreed to pledge certain collateral owned by the Borrower (the “Fourth Pledge Agreement”) (collectively, the Fourth Advance and the Fourth Pledge Agreement, the “July 16 Loan Agreements”) for the benefit of the Lender; and

     WHEREAS, the outstanding and unpaid principal plus accrued interest balance on the Fourth Advance as of the date hereof is Two Hundred Twenty-nine Thousand Nine Hundred Eighty-two Dollars ($229,982.00); and

     WHEREAS, the Parties have agreed to amend, restate and consolidate the August Loan Documents, the July 10 Loan Documents, the July 11 Loan Documents and the July 16 Loan Agreement to, among other things, revise the Pledged Collateral (as that term is defined in the First Pledge Agreement, the Second Pledge Agreement, the Third Pledge Agreement and the oral Fourth Pledge Agreement,) and the Interest Rate (as that term is defined in the First Note, the Second Note, the Third Note and the Fourth Advance); and

     WHEREAS, each of the Lender and the Borrower consents and accepts the terms of the amendment, restatement and consolidation of the August Loan Documents, the July 10 Loan Documents, the July 11 Loan Documents and the July 16 Loan Agreements as set forth herein and in the Amended and Restated Pledge Agreement made by the Borrower and the Lender dated the same date as this Note, each such party’s written consent to such amendment, restatement and consolidation being evidenced by its signature hereon;

     FOR VALUE RECEIVED, the Borrower promises to pay to the order of the Lender (which term shall also include any subsequent holder of this Note), the principal sum of Four Hundred Fifty-seven Thousand Nine Hundred Thirty-nine Dollars ($457,939), together with interest until paid, as set forth in this Note.

     1.     Interest Rate. Interest shall accrue and be payable on the outstanding unpaid principal balance of this Note at the fixed interest rate of Six and one-half percent (6.50%) per annum.

     2.     Principal and Interest Payment. Borrower shall pay to Lender two (2) installment payments of principal and interest on this Note in the amounts as follows:

March 31, 2002:	$243,853	Two hundred forty-three thousand eight hundred fifty-three Dollars

September 30, 2002	$236,411	Two hundred thirty-six thousand four hundred eleven Dollars

Unless sooner paid in full, the entire unpaid principal balance of this Note, together with all outstanding and unpaid accrued interest on this Note, shall be due and payable on September 30, 2002 (the “Loan Maturity Date”). Borrower acknowledges that Lender has no obligation to extend the Loan Maturity Date and that Lender has no obligation to refinance the loan evidenced by this Note.

     3. Manner of Payment. All payments shall be made in U.S. dollars in immediately available funds without set-off or counterclaim or deduction of any kind on the due dates of such payments. Payments shall be made to the address set forth herein for notices to Lender. Any payments by check shall be accepted subject to collection in immediately available funds.

Payments shall be applied first to Collection Costs (herein defined), second to accrued interest, and third to principal of this Note.

     4.     Prepayment. Borrower shall be privileged to prepay this Note in whole or in part at any time without penalty or premium.

     5.     Collateral. This Note is secured by that certain Pledge Agreement dated October 29, 2001 made by Borrower in favor of Lender (referred to herein as the “Pledge Agreement,” which term also refers to the Pledge Agreement as it may be amended and extended from time to time, and including any replacements or substitutes therefor from time to time) pursuant to which Borrower has pledged to Lender, and granted to Lender a security interest in Two hundred seventy-five thousand (275,000) shares of Class A common stock of Lender now owned by Borrower and options to purchase 99,786 shares of the Class A Common Stock of Payee granted to the Maker on October 1, 1997 and July 29, 1998, and any other Additional Collateral (as defined in the Pledge Agreement) required, by the terms of the Pledge Agreement, to be pledged to the Lender in the future. The Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Pledge Agreement, may be applied to the satisfaction of the Borrower’s obligations hereunder.

     6.     Default; Acceleration. The occurrence of any of the following events shall be an “Event of Default” under this Note and the Pledge Agreement:

(a)	If Borrower shall fail to make the payment of principal or interest under this Note when due; or

(b)	If Borrower shall fail to make any other payment, or fail to perform any other obligation of Borrower, under this Note or the Pledge Agreement, other than obligations within the scope of clause (a) of this Section, and such failure shall continue more than ten (10) days after Lender gives Borrower written notice thereof; or

(c)	If any representation or warranty made by Borrower to Lender in the Pledge Agreement, or in any other document made by Borrower connection with this Note, shall have been false, inaccurate, incomplete in any material respect, when made, or shall have been breached; or

(d)	If there shall be filed by or against Borrower any petition under the United States Bankruptcy Code or any similar federal or state statute; or

(e)	Commencement of any proceeding under any federal or state statute or rule providing for the relief of debtors, composition of creditors, arrangement, reorganization, receivership, liquidation or any similar event by or against Borrower; or

(f)	If Borrower shall cease to be employed by Lender for any reason, including, without limitation, Borrower’s death or the voluntary or involuntary termination of Borrower’s employment.

Upon the occurrence of an Event of Default, the unpaid principal with interest and all other sums evidenced by this Note shall, at the option of Lender and in Lender’s discretion, become immediately due and payable. Upon the occurrence of an Event of Default, Lender shall also have Lender’s rights and remedies available under the Pledge Agreement and any other rights or remedies available at law or equity.

     7.     Collection Costs. If Borrower shall default in payment of this Note, or under the Pledge Agreement which secures this Note, and Lender refers this Note to an attorney who is not a salaried employee of Lender for collection, Lender may charge and collect from Borrower reasonable attorneys fees and all court costs and other collection costs actually incurred by Lender relating to Borrower’s default (such attorneys fees and costs are referred to in this Note as “Collection Costs”).

     8.     Notices. Any notice required or permitted by or in connection with this Note shall be in writing and shall be made by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth on the first page of this Note or to such other address as may be hereafter specified by written notice by the parties to each other. Notice shall be considered given as of the earlier of the date of actual receipt, or the date of the hand delivery, or one (1) business day after delivery to an overnight delivery service, or three (3) business days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the aforesaid procedures, any notice or demand upon Borrower, in fact received by Borrower, shall be sufficient notice or demand.

     9.     Certain Waivers. As to this Note, Borrower waives, to the fullest extent that Borrower is permitted to waive under applicable law, all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also waives valuation and appraisement, presentment, notice of dishonor, and protest, notice of demand and nonpayment of this Note, and notice of acceleration and expressly agrees that the maturity of this Note, or any payment under this Note, may be extended from time to time without in any way affecting the liability of Borrower.

     10.     Preservation of Lender’s Rights. No failure on the part of Lender to exercise any right or remedy hereunder, whether before or after the happening of an Event of Default shall constitute a waiver thereof, and no waiver of any past Event of Default shall constitute waiver of any future default or of any other Event of Default. No failure to accelerate the indebtedness evidenced by this Note by reason of any Event of Default, or acceptance of a past due payment, or indulgence granted from time to time, shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right that

Lender may have, whether by the laws of the State of Maryland, by agreement, or otherwise. Borrower hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the preceding sentences of this Section.

     11.     Captions. Section headings and captions in this Note are for convenience only and shall not affect the construction or interpretation of this Note.

     12.     Amendments. This Note may not be amended orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

     13.     Severability. In case any provision or any part of any provision contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision or remaining part of the affected provision of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein but only to the extent such provision or part thereof is invalid, illegal, or unenforceable.

     14.     Maryland Law. This Note shall be governed by the laws of the State of Maryland (excluding Maryland conflicts of laws rules).

     15.     Jurisdiction; Venue. Borrower hereby irrevocably consents to the non-exclusive personal jurisdiction of the courts of the State of Maryland and, if a basis for federal jurisdiction exists, the non-exclusive jurisdiction of the United States District Court for the District of Maryland. Borrower agrees that venue shall be proper in any circuit court of the State of Maryland selected by Lender or, if a basis for federal jurisdiction exists, in any Division of the United States District Court for the District of Maryland. Borrower waives any right to object to the maintenance of any suit or claim in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum. Any suit or claim brought by Borrower against Lender that is based, in whole or in part, directly or indirectly, on this Note or any matters relating to this Note, shall be brought in a court only in the State of Maryland. Borrower shall not file any counterclaim against Lender in any suit or claim brought by Lender against Borrower in a jurisdiction outside of the State of Maryland unless under the rules of the court in which Lender brought such suit or claim the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the claim or suit instituted by Lender against Borrower. Borrower agrees that any forum outside the State of Maryland is an inconvenient forum and that a suit brought by Borrower against Lender in any court outside the State of Maryland should be dismissed or transferred to a court located in the State of Maryland. Nothing in this Note shall affect the right of Lender to commence legal proceedings or to otherwise proceed against Borrower in any jurisdiction.

     16.     This Promissory Note is issued in substitution and replacement for, but not in payment of, that certain

(i) Second Amended and Restated Promissory Note dated February 28, 2001, and

(ii) Employee Loan Promissory Note dated July 10, 2001, and

(iii) Employee Loan Promissory Note dated July 11, 2001, and

(iv) Oral Loan Agreement of July 16, 2001 all being from the Borrower to TeleCommunication Systems, Inc.

[Signatures appear on the following page]

IN WITNESS WHEREOF, and intending to be legally bound hereby Borrower executes this Note under seal as of the date first written above.

WITNESS:

/s/Bruce A. White	/s/Timothy J. Lorello (SEAL) Timothy J. Lorello

ACKNOWLEDGED:

TELECOMMUNICATION SYSTEMS, INC

By: /s/Thomas M. Brandt, Jr. Name: Thomas M. Brandt, Jr. Title: Sr. VP & CFO